Exhibit 10.1

AMENDMENT No. 4, effective as of May 1, 2008, to CONSULTING AGREEMENT dated as of January 4, 2007 as amended by Amendment No. 1 dated January 24, 2007, Amendment No. 2 dated April 5, 2007, and Amendment No. 3 dated as of January 28, 2008 (collectively referred to as the “Agreement”), by and between Lenox Group Inc., with principal offices at One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344 (“LGI” or the “Company”) and CARL MARKS ADVISORY GROUP LLC, with principal offices at 900 Third Avenue, 33rd Floor, New York, NY 10022 (“CMAG” or “Consultant”).

1.	Compensation

Section 2(a) of Amendment No. 2 (captioned “Compensation”) shall be amended as follows:

Discount to monthly consulting service fees

(a) Commencing May 1, 2008, the consulting service fees charged to LGI as set forth in Section 2(a) of Amendment No. 2 (the “CMAG Fees”) for Marc L. Pfefferle as Interim Chief Executive Officer as well as the fixed monthly fee for each CMAG associate required to perform the consulting services will be calculated utilizing a discount of 12.5%. LGI shall continue to pay the fixed monthly CMAG Fees, as discounted, (i.e. 87.5% of the CMAG Fees) to CMAG in advance, one half on each of the first and fifteenth day of each monthly period in which consulting services are to be provided.

(i) In the event that the strategic alternative process announced by the Company on January 14, 2008 results in the sale or merger of substantially all of the Company in accordance with the terms of Amendment No. 3, the Company will pay CMAG the 12.5% discounted portion of the fees earned beginning May 1, 2008, in addition to the discounted fees (87.5%) previously paid, plus an additional 25% on the discounted amount (i.e., for a total of 103.125% of the CMAG Fees, as such fees have been calculated by CMAG on this engagement on or before May 1, 2008, and prior to the post-May 1, 2008 12.5% discount provided for herein).

(ii) In the event a success fee is payable to CMAG pursuant to Amendment No. 3, the Company will receive a credit against such success fee for the 3.125% portion of the CMAG Fees paid under Section 1(a)(i) of this Amendment No. 4.

2.	Continued Binding Effect of Agreement

Except as specifically modified in this Amendment No. 4, the Agreement as heretofore amended shall continue in full force and effect and, as modified herein, shall be binding in all respects on the parties hereto.

IN WITNESS WHEREOF the parties have executed and delivered this Amendment No. 4 as of the dates set forth below.

CARL MARKS ADVISORY GROUP LLC		LENOX GROUP INC.
By:	/s/ Marc L. Pfefferle	By:	/s/ Stewart M. Kasen
	Partner Dated: 5/16/08		Chairman of the Board Dated: 5/13/08